November 22, 2006 01:52 PM Eastern Time

Tree Top Industries, Inc. Announces Letter of Intent with Coil Tubing Technology, Inc. to Create New Wholly Owned Subsidiary

LAS VEGAS--(BUSINESS WIRE)--Tree Top Industries, Inc. (OTCBB: TTII) announced today that it was forming a new wholly owned subsidiary to be called “Coil Tubing Technology Group, Inc.” as the first step in completing the terms of a Letter of Intent (“LOI”) with Coil Tubing Technology, Inc. (“CTBG.PK”) to enter into a share exchange. The LOI was executed on November 21, 2006 between TTII, CTBG and Grifco International, Inc. (GFCI.PK).

The details of the LOI are being reviewed by counsel and auditors of the respective parties. Further details concerning the LOI will be released following this review.

Safe Harbor Act

The statements contained in this release and statements that the companies may make orally in connection with this release are not historical fact and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forward-looking statements, as such statements involve risks and uncertainties that could significantly impact the company's business and the actual outcome and results may differ materially.

Contacts
Princeton Research, Inc.
Mike King, 702-650-3000